 Explanatory Note

 Rock Fund VII-A, LLC has prepared this Amendment to Form 1-A solely for the purpose of filing Exhibit 15.1 pursuant to Rule 252(d).

Part III

EXHIBITS

2.1*	Certificate of Formation

2.2*	Operating Agreement

4.1*	Form of Subscription Agreement

8.1*	Escrow Agreement

11.1*	Consent of Artesian CPA, LLC

12.1*	Opinion of Alliance Legal Partners, Inc.

13.1*	Testing the Waters materials

15.1	Correspondence by or on behalf of the issuer previously submitted pursuant to Rule 252(d)

* Previously Filed

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on December 16, 2016.

ROCK FUND VII-A LLC

By:	/s/ TRP Management VII LLC

By: /s/ TwinRock Partners, LLC

By	/s/ Alexander Philips

	Name:	Alexander Philips

	Title:	Chief Executive Officer, Chief
Investment Officer, Principal Financial Officer
and Principal Accounting Officer

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